EXHIBIT 99.1

j2 Reports Record First Quarter 2015 Results

Achieves Record First Quarter Revenues (up 20.3% vs. Q1 2014), EBITDA (up 20.9% vs. Q1 2014), Free Cash Flow (up 13.5% vs. Q1 2014) and Adjusted Non-GAAP EPS (up 11.8% vs. Q1 2014)

Announces Fifteenth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the first quarter ended March 31, 2015 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.30 per share.

FIRST QUARTER 2015 RESULTS

Quarterly revenues increased 20.3% to a Q1 record $161.3 million compared to $134.1 million for Q1 2014.

Primarily due to additional amortization of intangible assets and integration costs of $8.0 million (net of tax), or $0.17 per diluted share and interest costs associated with our convertible senior notes that were not present in the prior comparable quarter of $3.7 million (net of tax), or $0.08 per diluted share, GAAP earnings per diluted share (1) for the quarter decreased (25)% to $0.45 compared to $0.60 for Q1 2014. Adjusted Non-GAAP earnings per diluted share (1)(2) for the quarter increased 11.8% to a Q1 record $0.85 compared to $0.76 for Q1 2014.

Quarterly EBITDA (3) increased 20.9% to a Q1 record $69.3 million compared to $57.3 million for Q1 2014.

Q1 2015 free cash flow (4) increased 13.5% to a Q1 record $43.6 million compared to $38.4 million.

j2 ended the quarter with approximately $539.5 million in cash and investments after deploying $89.2 million during the quarter for nine acquisitions and j2’s regular quarterly dividend.

Key financial results for Q1 2015 versus Q1 2014 are set forth in the following table (in millions, except per share amounts). Reconciliations of earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2015	Q1 2014	% Change
Revenues
Cloud Services	$115.8 million	$98.9 million	17.1%
Digital Media	$43.2 million	$33.3 million	29.7%
IP Licensing	$2.3 million	$1.9 million	21.1%
Total:	$161.3 million	$134.1 million	20.3%
GAAP Net Income	$21.9 million	$28.8 million	(24)%
GAAP Earnings per Diluted Share (1)	$0.45	$0.60	(25)%
Adjusted Non-GAAP Earnings per Diluted Share (1) (2)	$0.85	$0.76	11.8%
EBITDA (3)	$69.3 million	$57.3 million	20.9%
Free Cash Flow (4)	$43.6 million	$38.4 million	13.5%

“The first quarter was very strong; we surpassed our EBITDA and non-GAAP earnings targets and closed nine acquisitions,” said Hemi Zucker, CEO of j2. “Our 2015 outlook plan included only a modest amount of M&A for the year, which has already been accomplished. During the remainder of the year we will continue to recognize the synergies from the integration of these acquisitions and pursue additional acquisitions already identified in various stages of development. Additionally, we will continue to execute against our organic business plan.”

BUSINESS OUTLOOK

The Company reaffirms its fiscal 2015 estimates that it will achieve revenues between $690 and $710 million and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $3.97.

Adjusted Non-GAAP earnings per diluted share for 2015 excludes share-based compensation of between $9 and $11 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the normalized tax rate for 2015 (exclusive of the release of reserves for uncertain tax positions) will be at the higher end of the provided business outlook range between 27% and 29%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.30 per common share, a 11.1% increase versus the dividend paid in Q2 2014.  This is j2’s fifteenth consecutive quarterly dividend increase since its first quarterly dividend in September 2011.  The dividend will be paid on June 3, 2015 to all shareholders of record as of the close of business on May 19, 2015.  Future dividends will be subject to Board approval.

Notes :

(1)
The estimated GAAP effective tax rates were approximately 29.4% for Q1 2015 and 22.2% for Q1 2014.  The estimated Adjusted Non-GAAP effective tax rates were approximately 28.9% for Q1 2015 and 27.1% for Q1 2014.

(2)
For Q1 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, certain tax consulting fees, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.40. For Q1 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, amortization of acquired intangibles and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.16. Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (2) above.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global
j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ® , eVoice ® , FuseMail ® , Campaigner ® , KeepItSafe ® , Livedrive ® and Onebox ® , and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter ® Powered by BuyerBase ® , an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2014, j2 had achieved 19 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2015 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: ability to grow non-fax revenues, profitability and cash flows; ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2014 Annual Report on Form 10-K filed by j2 Global on March 2, 2015, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2015 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2015	2014

ASSETS
Cash and cash equivalents	$392,017	$433,663
Short-term investments	85,759	96,206
Accounts receivable,
net of allowances of $3,802 and $3,685, respectively	82,572	91,699
Prepaid expenses and other current assets	24,611	22,602
Deferred income taxes	2,145	2,013
Total current assets	587,104	646,183

Long-term investments	61,718	60,508
Property and equipment, net	36,618	38,217
Goodwill	669,374	635,675
Other purchased intangibles, net	329,296	311,800
Other assets	14,125	12,819

TOTAL ASSETS	$1,698,235	$1,705,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$81,008	$95,310
Income taxes payable	2,959	—
Deferred revenue	73,278	63,457
Capital lease	441	258
Deferred income taxes	185	342
Total current liabilities	157,871	159,367

Long-term debt	595,266	593,350
Deferred revenue	8,905	10,182
Capital lease	66	141
Liability for uncertain tax positions	40,145	37,551
Deferred income taxes	63,109	61,960
Other long-term liabilities	17,914	22,416
Total liabilities	883,276	884,967

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—	—
Common stock	474	474
Additional paid-in capital	275,420	273,304
Retained earnings	561,049	553,584
Accumulated other comprehensive loss	(21,984)	(7,127)
Total stockholders' equity	814,959	820,235

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,698,235	$1,705,202

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2015	2014

Revenues	$161,253	$134,124

Cost of revenues (including share-based compensation of $83 for the three months of 2015 and $154 for the three months of 2014)	28,186	23,388
Gross profit	133,067	110,736

Operating expenses:
Sales and marketing (including share-based compensation of $584 for the three months of 2015 and $491 for the three months of 2014)	37,590	32,959
Research, development and engineering (including share-based compensation of $194 for the three months of 2015 and $140 for the three months of 2014)	8,447	7,213
General and administrative (including share-based compensation of $2,143 for the three months of 2015 and $1,599 for the three months of 2014)	46,500	28,979

Total operating expenses	92,537	69,151

Income from operations	40,530	41,585

Interest expense (income), net	10,313	4,948
Other expense (income), net	(784)	(319)
Income before income taxes	31,001	36,956
Income tax expense	9,124	8,191
Net income	$21,877	$28,765

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.45	$0.61

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.45	$0.60

Basic weighted average shares outstanding	47,422,396	46,365,158

Diluted weighted average shares outstanding	47,766,088	46,765,732

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2015	2014

Cash flows from operating activities:
Net income	$21,877	$28,765
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	21,287	13,137
Accretion and amortization of discount and premium of investments	273	352
Amortization of financing costs and discounts	2,222	162
Share-based compensation	3,004	2,384
Excess tax benefit from share-based compensation	(334)	(4,082)
Provision for doubtful accounts	1,610	732
Deferred income taxes	(494)	(211)
Gain on sale of available-for-sale investment	(24)	(40)
Decrease (increase) in:
Accounts receivable	9,254	8,452
Prepaid expenses and other current assets	(4)	(1,657)
Other assets	25	147
(Decrease) increase in:
Accounts payable and accrued expenses	(12,902)	(16,228)
Income taxes payable	(1,283)	4,723
Deferred revenue	(1,340)	205
Liability for uncertain tax positions	2,595	351
Other long-term liabilities	(50)	102
Net cash provided by operating activities	45,716	37,294

Cash flows from investing activities:
Maturity of certificate of deposit	—	8,210
Maturity of available-for-sale investments	28,994	29,705
Purchases of available-for-sale investments	(19,819)	(11,213)
Purchases of property and equipment	(2,401)	(2,936)
Purchases of intangible assets	(327)	(915)
Acquisition of business	(72,770)	(49,068)
Net cash used in investing activities	(66,323)	(26,217)

Cash flows from financing activities:
Repurchases of stock	(705)	(4,042)
Issuance of stock, net of costs	126	4,981
Excess tax benefit from share-based compensation	334	4,082
Dividends paid	(14,110)	(12,418)
Acquisition of business	(2,356)	(3,314)
Other	(50)	—
Net cash used in financing activities	(16,761)	(10,711)

Effect of exchange rate changes on cash and cash equivalents	(4,278)	(99)

Net increase (decrease) in cash and cash equivalents	(41,646)	267
Cash and cash equivalents at beginning of period	433,663	207,801
Cash and cash equivalents at end of period	$392,017	$208,068

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

	THREE MONTHS ENDED MARCH 31, 2015								THREE MONTHS ENDED MARCH 31, 2014
		(1) Share-based	(2) Acquisition- related Integration	(3) Interest	(4) IRS Consulting	(5)	(6) Additional Tax Expense (Benefit) from	Adjusted		(1) Share-based	(2) Acquisition- related Integration	(5)	(6) Additional Tax Expense (Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Fee	Amortization	Prior Years	Non-GAAP	GAAP	Compensation	Costs	Amortization	Prior Years	Non-GAAP

Revenues	$161,253	—	—	—	—	—	—	$161,253	$134,124	—	541	—	—	$134,665

Cost of revenues	28,186	(83)	(27)	—	—	(663)	—	27,413	23,388	(154)	—	(424)	—	$22,810

Operating expenses:
Sales and marketing	37,590	(584)	(485)	—	—	—	—	36,521	32,959	(491)	(19)	—	—	$32,449
Research, development and engineering	8,447	(194)	(80)	—	—	—	—	8,173	7,213	(140)	—	—	—	$7,073
General and administrative	46,500	(2,143)	(2,942)	—	204	(16,975)	(1,118)	23,526	28,979	(1,599)	1,061	(9,960)	(713)	$17,768

Interest expense (income), net	10,313	—	—	(1,779)	—	—	—	8,534	4,948	—	—	—	—	$4,948
Other expense (income), net	(784)	—	—	—	—	—	—	(784)	(319)	—	—	—	—	$(319)

Income tax provision (7)	9,124	768	1,120	531	(50)	5,325	(118)	16,700	8,191	824	(284)	3,431	1,362	$13,524

Net income	$21,877	2,236	2,414	1,248	(154)	12,313	1,236	$41,170	$28,765	1,560	(217)	6,953	(649)	$36,412

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.45	0.05	0.05	0.03	(0.00)	0.26	0.03	$0.86	$0.61	0.03	(0.01)	0.15	(0.01)	$0.77
Diluted	$0.45	0.05	0.05	0.03	(0.00)	0.26	0.03	$0.85	$0.60	0.03	(0.01)	0.15	(0.01)	$0.76

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED MARCH 31,
	2015	2014

Net income	$21,877	$28,765
Plus:
Other expense (income), net	(784)	(319)
Interest expense (income), net	10,313	4,948
Income tax expense	9,124	8,191
Depreciation and amortization	21,288	13,139
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	3,004	2,384
Acquisition-related integration costs	3,534	(501)
Additional indirect tax expense from prior years	1,118	713
Fees associated with prior year audits	(204)	—
EBITDA	$69,270	$57,320

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716				$45,716
Less: Purchases of property and equipment	(2,401)				(2,401)
Add: Excess tax benefit from share-based compensation	334				334
Free cash flows	$43,649	$—	$—	$—	$43,649

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512	$40,315	$43,783	$175,904
Less: Purchases of property and equipment	(2,936)	(1,087)	(3,124)	(4,074)	(11,221)
Add: Excess tax benefit from share-based compensation	4,082	721	1,925	111	6,839
Free cash flows	$38,440	$54,146	$39,116	$39,820	$171,522

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.